Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF UAL CORPORATION
(as amended and restated on February 1, 2006)
ARTICLE 1
Definitions
     As used in these Restated Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:
1.1 “Assistant Secretary” means an Assistant Secretary of the Corporation.
1.2 “Assistant Treasurer” means an Assistant Treasurer of the Corporation.
1.3 “Board” means the Board of Directors of the Corporation.
1.4 “Chairman” means the Chairman of the Board of Directors of the Corporation.
1.5 “Change in Ownership” means any sale, disposition, transfer or issuance or series of sales, dispositions, transfers and/or issuances of shares of the capital stock by the Corporation or any holders thereof which results in any person or group of persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common Stock and PBGC Preferred Stock as of the date of issuance of the PBGC Preferred Stock, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances and without regard to cumulative voting rights) to elect a majority of the Board.
1.6 “Chief Executive Officer” means the Chief Executive Officer of the Corporation.
1.7 “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
1.8 “Corporation” means UAL Corporation.
1.9 “Director” means a director of the Corporation.
1.10 “Entire Board” means all Directors who would be in office if there were no vacancies.
1.11 “Fundamental Change” means the occurrence of any of the following: (a) any sale, transfer or disposition of more than 50% of the property or assets of the Corporation and its subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for (x) a merger which is effected solely to change the state of incorporation of the Corporation or (y) a merger in which the Corporation is the surviving person, the terms of the PBGC Preferred Stock are not changed or altered in any respect, the PBGC Preferred Stock is not exchanged for cash, securities or other property or assets, and after giving effect to such merger, the holders of the capital stock of the Corporation as of the date prior to the merger or consolidation shall continue to own the outstanding capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board.
1.12 “General Counsel” means the General Counsel of the Corporation.

1.13 “GCL” means the General Corporation Law of the State of Delaware, as amended from time to time.
1.14 “PBGC Preferred Stock” means the 2% convertible preferred stock, par value $0.01, of the Corporation.
     1.15 “Preferred Stock” means the serial preferred stock, without par value, of the Corporation and the PBGC Preferred Stock.
1.16 “President” means the President of the Corporation.
1.17 “Restated Certificate” means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.
1.18 “Restated Bylaws” means the Amended and Restated Bylaws of the Corporation, as amended from time to time.
1.19 “Rights Plan” means an arrangement for distribution to Stockholders of Common Stock or Preferred Stock purchase rights that provide all Stockholders, other than persons who meet certain criteria specified in the arrangement, with the right to purchase Common Stock or Preferred Stock at less than the prevailing market price (sometimes referred to as a “poison pill”).
1.20 “Secretary” means the Secretary of the Corporation.
1.21 “Stockholders” means the stockholders of the Corporation.
1.22 “Treasurer” means the Treasurer of the Corporation.
1.23 “Union Directors” means those directors of the Corporation elected by the holders of Class IAM Preferred Stock and the Class Pilot MEC Preferred Stock pursuant to Article Fourth, Parts III and IV of the Restated Certificate.
1.24 “Vice President” means a Vice President of the Corporation.
ARTICLE 2
Stockholders’ Meetings
     2.1 Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at an hour and date as shall be determined by the Board and designated in the notice of meeting.
     2.2 Special Meetings. Subject to the Restated Certificate, a special meeting of the Stockholders may be called only by the Chief Executive Officer, the Chairman or the Board, and at an hour and date as shall be determined by them. At any special meeting of Stockholders, no business other than that set forth in the notice thereof given pursuant to Section 2.4 may be transacted.
     2.3 Place of Meetings. All meetings of Stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be fixed by the Board or as specified or fixed in the respective notices. The Board may, in its sole discretion, determine that a meeting of the Stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the GCL (or any successor provision thereto). Any previously scheduled meeting of the Stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of Stockholders.
     2.4 Notices of Stockholders’ Meetings. Except as otherwise provided in Section 2.5 or otherwise required by the Restated Certificate or applicable law, written notice of each meeting of Stockholders, whether annual or special, shall be given to each Stockholder required or permitted to take any action at or entitled to notice of such meeting not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, by delivering such notice to him, personally or by mail. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his address as it appears on the stock books of the Corporation. Every notice of a meeting of Stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.
     2.5 Waivers of Notice. Notwithstanding any other provision in these Restated Bylaws, notice of any meeting of Stockholders shall not be required as to any Stockholder who shall attend such meeting in person or be represented by proxy, except when such Stockholder attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at such meeting because the meeting is not lawfully called or convened. If any Stockholder shall, in person or represented by proxy, waive notice of any meeting, whether before or after such meeting, notice thereof shall not be required as to such Stockholder.
     2.6 Quorum Requirements and Required Vote at Stockholder Meetings.
     (a) Except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, at all meetings of Stockholders the presence, in person or represented by proxy, of the holders of outstanding shares representing at least a majority of the total voting power entitled to vote at a meeting of Stockholders shall constitute a quorum for the transaction of business; provided, however, that where a separate vote of a class or classes or series of stock is required the presence in person or represented by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares of such class or classes or series shall constitute a quorum thereof entitled to take action with respect to such separate vote.
     (b) Except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, including, without limitation, Section 3.3 hereof, the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting of Stockholders at which a quorum is present shall be the act of the Stockholders.
     (c) The holders of a majority in voting power of the shares entitled to vote and present in person or represented by proxy at any meeting of Stockholders, whether or not a quorum is present, may adjourn such meeting to another time and place. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called. Unless otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, no notice of an adjourned meeting need be given.
     2.7 Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for him by proxy, but such proxy shall no longer be valid eleven months after the date of such proxy.
     2.8 Judges. At every meeting of Stockholders, the votes shall be conducted by two judges appointed for that purpose by the Board. All questions with respect to the qualification of voters, the validity of the proxies and the acceptance or rejection of votes shall be decided by such judges. Before acting at any meeting, the judges shall be sworn faithfully to execute their duties with strict impartiality and according to the best of their ability. If any judge appointed to act at any meeting shall fail to be present or shall decline to act, the Board or the Chairman shall appoint another judge to act in his place.
     2.9 Conduct of Stockholders’ Meetings. The Chairman or, in his absence, a Director or officer designated by the Chairman, shall preside at all meetings of Stockholders and may establish such rules of procedure for conducting the meetings as he or she deems fair and reasonable.
     2.10 Proposing Business or Nominating Directors, other than Union Directors, at Stockholders’ Meetings.
     (a) No business may be transacted at an annual meeting of Stockholders unless (1) specified in the notice of such meeting or any supplement thereto, given by or at the direction of the Board (or any duly authorized committee of the Board); (2) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee of the Board); or (3) otherwise properly brought before the annual meeting by any Stockholder who (A) is a Stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and, as of the record date for the determination of Stockholders, is entitled to vote at such annual meeting on the matter that is being brought before the meeting by such Stockholder, and (B) complies with the notice procedures set forth in this Section 2.10.

     (b) Nominations for Directors, other than Union Directors, may be made at any annual meeting of Stockholders or at any special meeting of Stockholders called for the purpose of electing such Directors (the annual meeting or any special meeting of Stockholders herein called the “Stockholders’ Meeting”), (1) by or at the direction of the Board (or any duly authorized committee of the Board), or (2) by any Stockholder who (A) is a Stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and, as of the record date for the determination of Stockholders, is entitled to vote at such Stockholders’ Meeting on the election of such Directors, and (B) complies with the notice procedures set forth in this Section 2.10.
     (c) In addition to any other applicable requirements for business to be properly brought before, or for a nomination of a Director, other than a Union Director, to be made at, a Stockholders’ Meeting by a Stockholder, such Stockholder must have given timely notice in writing to the Secretary. For a Stockholders’ Meeting that is an annual meeting, a timely written notice must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not less than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders. In the event the annual meeting is called for a date that is more than thirty (30) days earlier than or more than sixty (60) days later than such anniversary date, or if the Stockholders’ Meeting is a special meeting, notice by the Stockholder, in order to be timely, must be received not later than the close of business on the tenth (10th) calendar day following the day on which notice of the date of the Stockholders’ Meeting was mailed or public disclosure of the date of the Stockholders’ Meeting was first made, whichever first occurs. In no event shall any adjournment of a Stockholders’ Meeting or any announcement or notice thereof commence a new time period for the giving of a notice as described above.
     (1) When proposing business other than the election of Directors in accordance with this Section, a Stockholder’s notice to the Secretary must set forth (A) a brief description of the business desired to be brought before the Stockholders’ Meeting and the reasons for conducting such business at the Stockholders’ Meeting, (B) the name and record address of such Stockholder, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (D) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder and any material interest of such Stockholder in such business and (E) a representation that such Stockholder intends to appear in person or by proxy at the Stockholders’ Meeting to bring such business before the meeting.
     (2) When proposing to nominate a Director, other than a Union Director, a Stockholder’s notice to the Secretary must set forth (A) as to each person whom the Stockholder proposes to nominate for election as a Director, other than a Union Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (v) the written consent of such person to be named as a nominee and to serve as a Director if so elected and (vi) such other information as may be reasonably necessary (as defined by the Board) to permit the Corporation to determine that (y) the person satisfies any qualification requirements of the Restated Certificate and (z) no violation of the Clayton Act will occur; and (B) as to the Stockholder giving notice, (i) the name and record address of such Stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (iii) a description of all arrangements or understandings between such Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder, (iv) a representation that such Stockholder intends to appear in person or by proxy at the Stockholders’ Meeting to nominate the persons named in its notice and (v) any other information relating to such Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Board shall have the power to determine all matters necessary for assessing compliance with the foregoing requirements.
     (3) A Stockholder may propose to nominate a Director at a Stockholders’ Meeting that is a special meeting by complying with the notice requirements of this Section only if such Stockholders’ Meeting has been called for the purpose of electing Directors. A Stockholder may not propose any other business to be brought before a Stockholders’ Meeting that is a special meeting regardless of the purpose for which such Stockholders’ Meeting has been called.
     (4) Nominations for Union Directors shall only be made by the holders of the class of stock eligible to elect such class of Directors, and then only in accordance with the procedures and qualification requirements of the Restated Certificate and any stockholder agreements applicable to such nomination process.
     (d) If the chairman of the Stockholders’ Meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the Stockholders’ Meeting that the nomination was defective and such defective nomination shall be disregarded.
     (e) No business shall be conducted at a Stockholders’ Meeting except business brought before the Stockholders’ Meeting in accordance with the procedures set forth in Article 2 of these Restated Bylaws; provided, however, that, once business has been properly brought before the Stockholders’ Meeting in accordance with such procedures, nothing in this Section 2.10 shall be deemed to preclude discussion by any Stockholder of any such business. If the chairman of a Stockholders’ Meeting determines that business was not properly brought before the Stockholders’ Meeting in accordance with the foregoing procedures, the chairman shall declare to the Stockholders’ Meeting that the business was not properly brought before the meeting and such business shall not be transacted.
     2.11 List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least ten (10) days before each Stockholders’ Meeting, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.
ARTICLE 3
Board Of Directors
     3.1 Number and Term of Office. The number and term of office of Directors on the Board shall be determined as provided in the Restated Certificate.
     3.2 Powers. The Board may, except as otherwise provided in the Restated Certificate or the GCL, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
     3.3 Election. Except as otherwise required by applicable law or the Restated Certificate, and notwithstanding Section 2.6(c) hereof, Directors shall be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares entitled to vote on their election.
     3.4 Place of Meetings. Meetings of the Board may be held either within or without the State of Delaware.
     3.5 Organization Meeting. The Board shall meet as soon as practicable after each annual meeting of Stockholders at the place of such annual meeting for the purpose of organization and the transaction of other business. No notice of such meeting of the Board shall be required. Such organization meeting may be held at any other time or place specified in a notice given as hereinafter provided for special meetings of the Board, or in a consent and waiver of notice thereof, signed by all of the Directors.
     3.6 Stated Meetings. The Board shall from time to time, by resolution adopted by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board, appoint the time and place for holding stated meetings of the Board; and such meetings shall thereupon be held at the time and place so appointed, without the giving of any special notice with regard thereto. Any and all business may be transacted at any stated meeting.
     3.7 Special Meetings. Special meetings of the Board shall be held whenever called by the Secretary of the Board, at the direction of any three Directors, or by the Chairman, or, in the event that the office of the Chairman is vacant, by the Chief Executive Officer, or in the event that the office of the Chairman and Chief Executive Officer are vacant, by the President. Notice of a special meeting shall set forth a description of such meeting and be sent to the Directors as provided in Section 3.8.
     3.8 Notices of Board Meetings. Notice of any meeting shall be sent to each Director at his residence or usual place of business either (a) by reputable overnight delivery service in circumstances to which such service guarantees next day delivery, not later than on the day that is the second business day immediately preceding the day of such meeting, or (b) by facsimile, telex, telegram or electronic mail, not later than twenty-four (24) hours before the time of such meeting. If sent by overnight delivery service, such notice shall be deemed to be given when delivered to such service; if sent by facsimile, telex, telegram or electronic mail, such notice shall be deemed to be given when transmitted. Notice of any meeting of the Board need not however be given to any Director, if waived by him in writing or if, subject to applicable law, he shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the Directors shall be present thereat, except when a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
     3.9 Quorum and Manner of Acting. Except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, the presence at any organization, stated or special meeting of Directors having at least a majority of the votes entitled to be cast by the Entire Board shall constitute a quorum for the transaction of business; and, except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, the affirmative vote of a majority of the votes entitled to be cast by the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, the affirmative vote of a majority of the votes entitled to be cast by the Directors present may adjourn any meeting, from time to time, until a quorum is present.
     3.10 Telephone Meetings. Directors or members of any committee of the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.
     3.11 Chairman of the Board Pro Tempore. In the absence of both the Chairman and the Chief Executive Officer at any meeting of the Board, the Board may appoint from among its members a Chairman of the Board pro tempore, who shall preside at such meeting, except where otherwise provided by law.
     3.12 Removal of Directors. Any Director or the entire Board may be removed with or without cause as provided under the GCL.
     3.13 Vacancies and Newly Created Directorships. Except as otherwise provided in the Restated Certificate, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next election of Directors and until their successors are duly elected and qualified or until earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.
     3.14 Directors’ Fees. The Board shall have authority to determine, from time to time, the amount of compensation that shall be paid to its members for attendance at meetings of the Board or of any committee of the Board, which compensation may be payable currently or deferred.
     3.15 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee of the Board may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     3.16 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the GCL, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee of the Board cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate, provided that such appointments comply with any and all applicable laws, as well as rules of any securities exchange to which the Corporation is subject.
ARTICLE 4
Board Committees
     4.1 Designation.
     (a) Except as otherwise provided in the Restated Certificate, the Board may, by resolution adopted by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board designate one or more committees of the Board, each such committee to consist of one or more Directors. Except as otherwise provided in the Restated Certificate, unless sooner discharged by the affirmative vote of a majority of the votes entitled to be cast by the entire Board, members of each committee of the Board shall hold office until the organization meeting of the Board in the next subsequent year and until their respective successors are appointed. The Nominating/Governance Committee of the Board shall have power to recommend to the Board a chairman of each committee of the Board by the affirmative vote of a majority of the votes entitled to be cast by all of the members of the Nominating/Governance Committee. The Board shall have the power to appoint one of its members to act as chairman of each committee of the Board.
     (b) So far as practicable, members of each committee of the Board shall be appointed annually at the organization meeting of the Board. The Board may designate one or more Directors as alternate members of any committee of the Board, who may replace any absent or disqualified member at any meeting of such committee.
     (c) Notwithstanding the foregoing, the Board shall at all times maintain an Audit Committee, a Human Resources Committee and a Nominating/Governance Committee.
     (d) Notwithstanding the foregoing, except as required by law, no committee of the Board will have the authority to (i) issue dividends, distributions or securities, except for issuances of cash or securities pursuant to employee benefit plans; (ii) to approve a Fundamental Change or Change in Ownership, except as may be required in the exercise of fiduciary duties; or (iii) to take any action that would require the approval of the Stockholders pursuant to the GCL. Notwithstanding Section 8.1, this Section 4.1(d) may only be amended by the affirmative vote of the holders of at least a majority in voting power of the stock entitled to vote thereon, at an annual meeting of Stockholders or at a special meeting thereof, the notice of which meeting shall include the form of the proposed amendment to this Section 4.1(d).
     4.2 Meetings.
     (a) Stated meetings of any committee of the Board shall be held at such times and at such places as shall be fixed, from time to time, by resolution adopted by the Board or by the affirmative vote of a majority of the votes entitled to be cast by the members of such committee of the Board and upon notification pursuant to Section 4.3 to all the members of such committee. Any and all business may be transacted at any stated meeting of any committee of the Board.
     (b) Special meetings of any committee of the Board may be called at any time by the chairman of such committee or by any two members of such committee. Notice of a special meeting of any committee of the Board shall set forth a description of the business to be transacted at such meeting and be sent to the members of such committee of the Board as provided in Section 4.3.
     4.3 Notice of Board Committee Meetings. Notice of any meeting of any committee of the Board shall be sent to each member of such committee at his residence or usual place of business either (a) by reputable overnight delivery service in circumstances to which such service guarantees next day delivery, not later than on the day that is the second business day immediately preceding the day of such meeting, or (b) by facsimile, telex, telegram or electronic mail, not later than twenty-four (24) hours before the time of such meeting. If sent by overnight delivery service, such notice shall be deemed to be given when delivered to such service; if sent by facsimile, telex, telegram or electronic mail, such notice shall be deemed to be given when transmitted. Notice of any meeting of a committee of the Board need not however be given to any member of such committee, if waived by him in writing or if, subject to applicable law, he shall be present at the meeting. Any meeting of a committee of the Board shall be a legal meeting without any notice thereof having been given if all of the members shall be present thereat except when a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
     4.4 Place of Meetings. Meetings of any committee of the Board may be held either within or without the State of Delaware.
     4.5 Quorum and Voting Requirements of Board Committees.
     (a) The presence of Directors entitled to cast at least a majority of the aggregate number of votes entitled to be cast by all Directors on a committee of the Board shall constitute a quorum for the transaction of business, and any act of a committee of the Board shall require the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of such committee at which a quorum is present.
     (b) The members of any committee of the Board shall act only as a committee of the Board, and the individual members of the Board shall have no power as such.
     4.6 Records. Each committee of the Board shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary to each committee of the Board, or a committee of the Board may, in its discretion, appoint its own secretary.
     4.7 Vacancies. Except as otherwise provided in the Restated Certificate, any vacancy in any committee of the Board shall be filled by a majority of the Directors then in office.
     4.8 Executive Committee.
     (a) In addition to any requirements set forth in the Restated Certificate, an Executive Committee shall be appointed, to consist of the Chairman, ex officio, and two or more other Directors; provided, however, that at least a majority of the Executive Committee shall consist of Directors who are neither officers nor employees of the Corporation or of any of its affiliated corporations.
     (b) Subject to the provisions of the GCL, the Executive Committee shall have and may exercise all the powers of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power to authorize the seal of the Corporation to be affixed to all papers that may require it, but excluding any powers granted by the Board to any other committee of the Board; provided, that neither the Executive Committee nor any other committee of the Board shall be authorized to (i) elect any officer designated as such in Section 5.1 or to fill any vacancy in any such office, (ii) designate the Chief Executive Officer, (iii) fill any vacancy in the Board or any newly created Directorship, (iv) amend these Restated Bylaws or (v) take any action that under these Restated Bylaws is required to be taken by vote of a specified proportion of the entire Board or of the Directors at the time in office.
     (c) Subject to any provision in the Restated Certificate or the GCL, any action herein authorized to be taken by the Executive Committee and which is duly taken by it in accordance herewith shall have the same effect as if such action were taken by the Board.
ARTICLE 5
Officers, Employees and Agents:
Powers And Duties
     5.1 Officers. The officers of the Corporation, who shall be elected by the Board, may be a Chairman of the Board (who shall be a Director),a Treasurer and one or more Assistant Treasurers, and shall be a Chief Executive Officer (who shall be a Director), a President, one or more Vice Presidents, a General Counsel, a Secretary and one or more Assistant Secretaries. The Board may also elect such other officers and select such other employees or agents as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any officer may also be elected to another office or offices.

     5.2 Term of Office. Subject to the provisions of the Restated Certificate, so far as practicable, each officer shall be elected at the organization meeting of the Board in each year, and shall hold office until the organization meeting of the Board in the next subsequent year and until his successor is chosen or until his earlier death, resignation or removal in the manner hereinafter provided.
     5.3 Removal of Officers. Any officer may be removed at any time, either for or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board, at any meeting called for that purpose.
     5.4 Vacancies. If any vacancy occurs in any office, the Board may elect a successor to fill such vacancy for the remainder of the term.
     5.5 Chief Executive Officer. The Chief Executive Officer shall have general and active control of the business and affairs of the Corporation. He shall have general power (a) to execute bonds, deeds and contracts in the name of the Corporation, (b) to affix the corporate seal, (c) to sign stock certificates, (d) subject to the provisions of the Restated Certificate, these Restated Bylaws and the approval of the Board, to select all employees and agents of the Corporation whose selection is not otherwise provided for and to fix the compensation thereof, (e) to remove or suspend any employee or agent who shall not have been selected by the Board, (f) to suspend for cause, pending final action by the Board any employee or agent who shall have been selected by the Board and (g) to exercise all the powers usually and customarily performed by the chief executive officer of a corporation.
     5.6 Chairman of the Board.
     (a) The Board may elect a Director as Chairman of the Board.
     (b) The Chairman shall preside at all meetings of Stockholders and of the Board at which he may be present. The Chairman shall have such other powers and duties as he may be called upon by the Board to perform.
     5.7 President. The President, if not designated as Chief Executive Officer of the Corporation, shall perform such duties as are delegated by the Board, the Chairman or the Chief Executive Officer. In the event of an absence, disability or vacancy in the office of the Chief Executive Officer, the President shall act in the place of the Chief Executive Officer with authority to exercise all his powers and perform his duties.
     5.8 Vice Presidents and Other Officers. The several Vice Presidents and other elected officers, including, without limitation, the General Counsel, shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board, or the Chief Executive Officer, respectively. In the event of the absence or disability of both the Chairman and the Chief Executive Officer, the President may designate one of the several Vice Presidents to act in his place with authority to exercise all of his powers and perform his duties, provided that the Board may change such designation, or if the President fails or is unable to make such designation, the Board may make such designation at a regular or special meeting called for that purpose.
     5.9 Secretary. The Secretary shall attend to the giving of notice of all meetings of Stockholders and the Board and shall keep and attest true records of all proceedings thereat. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those which are directed to be in charge of the Treasurer. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform his duties.
     5.10 Treasurer. The Treasurer, if any, shall be responsible for the collection, receipt, care, custody and disbursement of the funds of the Corporation and shall deposit or cause to be deposited all funds of the Corporation in and with such depositories as the Board shall, from time to time, direct. He shall have the care and custody of all securities owned by the Corporation, and shall deposit such securities with such banks or in such safe deposit vaults, and under such controls, as the Board shall, from time to time, direct. He shall disburse funds of the Corporation on the basis of vouchers properly approved for payment by the controller of the Corporation or his duly authorized representative. He shall be responsible for the maintenance of detailed records of cash and security transactions and shall prepare such reports thereof as may be required. He shall have the power to sign stock certificates and to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation and to give proper receipts or discharges therefor. He shall have such other duties as are commonly incidental to the office of treasurer of a corporation. In the absence of the Treasurer, an Assistant Treasurer shall perform his duties.
     5.11 Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these Restated Bylaws or as the Board may, from time to time, determine or as may be assigned to them by any competent superior officer.
     5.12 Compensation. Except as otherwise provided in the Restated Certificate, the compensation of all officers of the Corporation shall be fixed, from time to time, by the Board.
ARTICLE 6
Stock And Transfers Of Stock
     6.1 Stock Certificates. The Common Stock shall be uncertificated. The shares of the Corporation other than the Common Stock shall be represented by certificates or shall be uncertificated. The Board shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of stock of the Corporation. Each certificate shall be signed by the Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of certificated shares owned by such Stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, Transfer Agent or Registrar at the date of issuance.
     6.2 Transfer Agents and Registrars. The Board may, in its discretion, appoint responsible banks or trust companies as the Board may deem advisable, from time to time, to act as Transfer Agents and Registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.
     6.3 Transfers of Stock. Except as otherwise provided in the Restated Certificate, and subject to any other transfer restriction applicable thereto, shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation. No transfer of stock in violation of the provisions of Article Fourth, Part IV, Sections 4 and 5 of the Restated Certificate shall be valid as against the Corporation for any purpose.
     6.4 Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board, in its discretion, may authorize the issuance of a substitute certificate in place of the certificate lost, stolen or destroyed and may cause such substitute certificate to be countersigned by the appropriate Transfer Agent (if any) and registered by the appropriate Registrar (if any), provided that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by them.
     6.5 Record Date.
     (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or, subject to applicable law, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board is authorized, from time to time, to fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     (b) A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
ARTICLE 7
Miscellaneous
     7.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.
     7.2 Surety Bonds. The Treasurer, each Assistant Treasurer and such other officers or agents of the Corporation as the Board may direct, from time to time, shall be bonded for the faithful performance of their duties in such amounts and by such surety companies as the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Chief Executive Officer or the chief financial officer.
     7.3 Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer or officers and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board.
     7.4 Subject to Law and Restated Certificate. All powers, duties and responsibilities provided for in these Restated Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Restated Certificate and all applicable laws.
     7.5 Voting of Stocks. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, President and General Counsel shall each have full power and authority, in the name of and on behalf of the Corporation, to attend, act and vote at any meeting of stockholders of a corporation in which the Corporation may hold stock, and, in connection with any such meeting, shall posses and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might possess and exercise. The Board of Directors from time to time may confer like powers upon any other person or persons.
     7.6 Rights Plan. The Board shall not adopt a Rights Plan without the approval of the Stockholders; provided that the Board may determine to adopt a Rights Plan without first submitting it to a vote of the Stockholders if, under the circumstances then existing, the Board, including a majority of the independent Directors (as determined in accordance with NASDAQ listing standards), in the exercise of its fiduciary responsibilities, determines that it is in the best interest of the Stockholders to adopt a Rights Plan without the delay in adoption that would come from the time reasonably anticipated to seek Stockholder approval. In the event that the Board adopts a Rights Plan as contemplated by the foregoing sentence, the Board shall submit such Rights Plan to the Stockholders for ratification within 365 days of the date of adoption by the Board and, if such ratification is not obtained within such 365 day period, such Rights Plan will automatically expire. Any such Rights Plan so adopted by the Board, notwithstanding its ratification by the Stockholders, shall include a provision requiring a committee of the Board comprised solely of independent Directors to review the Rights Plan at least every three years and report to the Board as to whether it recommends that the Board modify or terminate such Rights Plans, which review will be supported by a report and recommendation from investment bankers and attorneys engaged by the Committee, based on an evaluation of the Corporation’s performance, markets and developments in relevant corporate law. This Section 7.6 shall automatically sunset and be deemed to be of no further force and effect on the date that is two years after the Effective Date (“Sunset Date”). This Section 7.6 may not be amended prior to the Sunset Date without approval of the Stockholders.
ARTICLE 8
Amendments
     8.1 Amendment of these Restated Bylaws. Except as herein otherwise expressly provided, these Restated Bylaws may be altered or repealed and new bylaws, not inconsistent with any provision of the Restated Certificate or applicable law, may be adopted, either (a) by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board, or (b) by the affirmative vote of the holders of at least a majority in voting power of the stock entitled to vote thereon, at an annual meeting of Stockholders, or at a special meeting thereof, the notice of which meeting shall include the form of the proposed amendment or supplement to or modification of these Restated Bylaws or of the proposed new bylaws, or a summary thereof.